                                                                   EXHIBIT 10(u)

                         2000 DECLARATION OF AMENDMENT
                            TO THE BB&T CORPORATION
                    NON-QUALIFIED DEFINED CONTRIBUTION PLAN

                  THIS DECLARATION OF AMENDMENT, made the 24 day of October, 2000, by BB&T Corporation (the "Company"), as sponsor of the BB&T Corporation Non-Qualified Defined Contribution Plan (the "Plan").

                                R E C I T A L S :
                                - - - - - - - - -

                  It is deemed advisable for the Company to amend the Plan to:
(i) clarify the provisions of the Plan relating to the calculation of installment payments; and (ii) allow a designated officer of the Company to amend the Plan to provide for the merger or consolidation of another plan into the Plan.

                  NOW, THEREFORE, it is declared, that effective as of the date hereof, the Plan shall be and hereby is amended as follows:

                  1. Delete Section 5.2.5 in its entirety and substitute therefor the following:

          "5.2.5 Installment Payments: If the Participant's vested Accrued Benefit is to be distributed in installments pursuant to the Term Certain Option, the amount of each monthly installment shall initially be equal to the value of the Account as of the date benefit payments are to commence multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid. As of each February 1 (the `Annual Valuation Date'), the amount of the monthly installment payment shall be adjusted so that for the twelve consecutive month period beginning on such Annual Valuation Date the amount of each monthly installment payment shall be equal to the value of the Account on such Annual Valuation Date multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. The Account shall continue to be adjusted as provided in Section 7 until the entire balance credited to the Account has been paid."

                  2. Insert the following new material after the second sentence of Section 13:

          "Notwithstanding the foregoing, and until otherwise decided by the
                      Board, the officer of the Company specifically designated in resolutions adopted by the Board shall have the authority to amend the Plan to provide for the merger or consolidation of another non-qualified defined contribution plan into this Plan, and in connection therewith, to set forth any special provisions that may apply to the participants in such other plan on an Exhibit attached hereto."

                  IN WITHNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

                                                 BB&T CORPORATION


                                                 By: /s/ Robert E. Greene
                                                    ----------------------------
Attest:                                              President

 /s/ Jerone C. Herring
------------------------
     Secretary

[Corporate Seal]

                                       2